Exhibit 99

News Release	Contact:	Kate Mauss (Media)
410-832-6792
katherine.mauss@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports Second Quarter 2025 Financial Results
•Sales increase 9 percent sequentially to $10.4 billion
•Operating margin rate of 13.8 percent; segment operating margin rate1 of 11.8 percent
•Diluted earnings per share (EPS) of $8.15, inclusive of a $1.04 EPS benefit from the training services divestiture completed in the quarter
•Returned over $700 million to shareholders in Q2 through share repurchases and dividends
•Company raises 2025 guidance for key financial metrics:
◦Segment operating income1 increased to $4,275 - $4,375 million
◦MTM-adjusted EPS1 increased to $25.00 - $25.40
◦Free cash flow1 increased to $3,050 - $3,350 million
FALLS CHURCH, Va. – July 22, 2025 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2025 sales increased 1 percent to $10.4 billion, as compared with $10.2 billion in the second quarter of 2024.
Second quarter 2025 net earnings totaled $1.2 billion, or $8.15 per diluted share, as compared with $940 million, or $6.36 per diluted share, in the second quarter of 2024. Second quarter 2025 net earnings reflect strong segment operating performance and a net after-tax benefit of $150 million, or $1.04 per diluted share, related to the previously announced divestiture of our training services business.
“The Northrop Grumman team delivered a strong second quarter, with increased sales and outstanding operating performance,” said Kathy Warden, chair, chief executive officer and president. “We are working with our customers to accelerate capability delivery to enable their vision of peace through strength. We continue to see growing demand globally for our broad range of product offerings, which resulted in 18% international sales growth in the quarter. With confidence in our team and our ability to deliver for our customers, we are increasing our full-year guidance for segment operating income, EPS and free cash flow.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended June 30			Six Months Ended June 30
$ in millions, except per share amounts	2025	2024	Change	2025	2024	Change
Sales
Aeronautics Systems	$3,114	$3,060	2%	$5,928	$6,104	(3%)
Defense Systems	1,991	1,859	7%	3,796	3,596	6%
Mission Systems	3,157	2,773	14%	5,964	5,432	10%
Space Systems	2,646	3,002	(12%)	5,214	6,151	(15%)
Intersegment eliminations	(557)	(476)		(1,083)	(932)
Total sales	10,351	10,218	1%	19,819	20,351	(3%)
Operating income
Aeronautics Systems	321	312	3%	138	618	(78%)
Defense Systems	253	191	32%	432	347	24%
Mission Systems	441	361	22%	802	739	9%
Space Systems	280	304	(8%)	563	634	(11%)
Intersegment eliminations	(76)	(67)		(148)	(133)
Segment operating income[1]	1,219	1,101	11%	1,787	2,205	(19%)
Segment operating margin rate[1]	11.8%	10.8%	100 bps	9.0%	10.8%	(180) bps
FAS/CAS operating adjustment	63	6	950%	126	12	950%
Unallocated corporate expense:
Gain on sale of business	231	—	NM	231	—	NM
Training services divestiture - unallowable state taxes and transaction costs	(19)	—	NM	(20)	—	NM
Intangible asset amortization and PP&E step-up depreciation	(21)	(24)	(13%)	(42)	(49)	(14%)
Other unallocated corporate (expense) income	(48)	7	NM	(84)	(7)	1,100%
Unallocated corporate income (expense)	143	(17)	NM	85	(56)	NM
Total operating income	$1,425	$1,090	31%	$1,998	$2,161	(8%)
Operating margin rate	13.8%	10.7%	310 bps	10.1%	10.6%	(50) bps
Interest expense	(173)	(154)	12%	(329)	(300)	10%
Non-operating FAS pension benefit	137	167	(18%)	267	335	(20%)
Other, net	38	43	(12%)	69	81	(15%)
Earnings before income taxes	1,427	1,146	25%	2,005	2,277	(12%)
Federal and foreign income tax expense	253	206	23%	350	393	(11%)
Effective income tax rate	17.7%	18.0%	(30) bps	17.5%	17.3%	20 bps
Net earnings	$1,174	$940	25%	$1,655	$1,884	(12%)
Diluted earnings per share	8.15	6.36	28%	11.45	12.69	(10%)
Weighted-average diluted shares outstanding, in millions	144.0	147.7	(3%)	144.5	148.5	(3%)
Net cash provided by (used in) operating activities	$868	$1,425	(39%)	$(697)	$719	NM
Capital expenditures	(231)	(320)	(28%)	(487)	(590)	(17%)
Free cash flow[1]	$637	$1,105	(42%)	$(1,184)	$129	NM

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	3

Sales

	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$10,351	$10,218	1%	$19,819	$20,351	(3)%
Less: Training services sales	(40)	(72)		(112)	(156)
Organic sales[1]	$10,311	$10,146	2%	$19,707	$20,195	(2)%
Second quarter 2025 sales increased $133 million, or 1 percent, primarily driven by higher sales at Mission Systems, Defense Systems and Aeronautics Systems, partially offset by lower sales at Space Systems due, in part, to the wind-down of work on certain Space programs, as discussed in our segment operating results below.
Operating Income and Margin Rate
Second quarter 2025 operating income increased $335 million, or 31 percent, primarily due to the training services divestiture, including a $231 million gain on sale and $19 million of unallocated corporate expense for unallowable state taxes and transaction costs. Operating income also increased due to $118 million of higher segment operating income and a $57 million increase in the FAS/CAS operating adjustment, partially offset by a $52 million increase in non-divestiture-related unallocated corporate expense driven by changes in deferred state taxes and a prior year increase of $26 million in our estimated recovery of certain environmental remediation costs. Operating margin rate increased to 13.8 percent from 10.7 percent reflecting the items above.
Segment Operating Income and Margin Rate1
Second quarter 2025 segment operating income increased $118 million, or 11 percent, due to higher operating income at Mission Systems, Defense Systems and Aeronautics Systems, partially offset by lower operating income at Space Systems. Segment operating margin rate increased to 11.8 percent from 10.8 percent, due to higher operating margin rates at all four sectors.
Federal and Foreign Income Taxes
Second quarter 2025 income tax expense increased $47 million, or 23 percent, due to higher earnings before income taxes, partially offset by a lower effective tax rate (ETR). The second quarter 2025 ETR decreased to 17.7 percent from 18.0 percent in the prior year period primarily due to lower interest expense on unrecognized tax benefits and higher research credits, partially offset by additional income tax expense related to nondeductible goodwill in the divested training services business.
Net Earnings
Second quarter 2025 net earnings increased $234 million, or 25 percent, primarily due to the $335 million increase in operating income described above, partially offset by a $47 million increase in income tax expense, a $30 million reduction in the non-operating FAS pension benefit and higher interest expense.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	4

Cash Flows
Second quarter 2025 net cash provided by operating activities decreased $557 million as compared with the same period in 2024 primarily due to $1.0 billion of higher net cash taxes, due, in part, to a $500 million federal tax refund received in the prior year, partially offset by improved trade working capital largely driven by the timing of vendor payments and customer collections. Second quarter 2025 free cash flow1 decreased $468 million, or 42 percent, principally due to a decrease in net cash from operating activities, partially offset by lower capital expenditures.
Awards and Backlog
Second quarter 2025 net awards totaled $7.4 billion and backlog totaled $89.7 billion. Significant second quarter new awards include $1.8 billion for restricted programs (primarily at Mission Systems, Aeronautics Systems and Space Systems), $0.5 billion for F-35 (primarily at Mission Systems), $0.3 billion for the Guided Multiple Launch Rocket System (GMLRS) program, and $0.2 billion for Triton.
Segment Operating Results
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. Effective January 1, 2025, the company realigned the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems. These realignments are reflected in the financial information contained in this report.

AERONAUTICS SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$3,114	$3,060	2%	$5,928	$6,104	(3)%
Operating income	321	312	3%	138	618	(78)%
Operating margin rate	10.3%	10.2%		2.3%	10.1%
Sales
Second quarter 2025 sales increased $54 million, or 2 percent, primarily due to higher volume on B-21 and ramp-up on the E-130J TACAMO program, partially offset by lower volume on restricted programs and a decrease on F/A-18 as production nears completion.
Operating Income
Second quarter 2025 operating income increased $9 million, or 3 percent, primarily due to higher sales. Operating margin rate of 10.3 percent was comparable with the prior year period.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	5

DEFENSE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$1,991	$1,859	7%	$3,796	$3,596	6%
Less: Training services sales	(40)	(72)		(112)	(156)
Organic sales[1]	$1,951	$1,787	9%	$3,684	$3,440	7%

Operating income	$253	$191	32%	$432	$347	24%
Operating margin rate	12.7%	10.3%		11.4%	9.6%
Sales
Second quarter 2025 sales increased $132 million, or 7 percent, principally due to higher sales on the Sentinel program and military ammunition programs.
Operating Income
Second quarter 2025 operating income increased $62 million, or 32 percent, primarily due to a higher operating margin rate and higher sales. Operating margin rate increased to 12.7 percent from 10.3 percent primarily due to higher net EAC adjustments, including a $76 million favorable EAC adjustment on the EMD phase of the Sentinel program largely related to our expectations for achieving certain contract incentives.

MISSION SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$3,157	$2,773	14%	$5,964	$5,432	10%
Operating income	441	361	22%	802	739	9%
Operating margin rate	14.0%	13.0%		13.4%	13.6%
Sales
Second quarter 2025 sales increased $384 million, or 14 percent, primarily due to the timing of a restricted award, which liquidated inventory purchased in advance of the award to support customer schedule, as well as higher volume on marine systems, international ground-based radar, advanced technologies and navigation systems programs.
Operating Income
Second quarter 2025 operating income increased $80 million, or 22 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 14.0 percent from 13.0 percent, primarily due to higher net EAC adjustments driven by improved production efficiencies and program performance largely on airborne radar programs.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	6

SPACE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2025	2024	Change	2025	2024	Change
Sales	$2,646	$3,002	(12)%	$5,214	$6,151	(15)%
Operating income	280	304	(8)%	563	634	(11)%
Operating margin rate	10.6%	10.1%		10.8%	10.3%
Sales
Second quarter 2025 sales decreased $356 million, or 12 percent, primarily due to wind-down of work on the restricted space and Next Generation Interceptor (NGI) programs, which reduced sales by $283 million, as well as lower volume on Space Development Agency (SDA) satellite programs due to the timing of materials.
Operating Income
Second quarter 2025 operating income decreased $24 million, or 8 percent, primarily due to lower sales, partially offset by a higher operating margin rate. Operating margin rate increased to 10.6 percent from 10.1 percent principally due to higher net EAC adjustments.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	7

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2025 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2025 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; the continuing resolution; changes in the regulatory environment, including trade policy and tax policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2025 and beyond do not reflect impacts on the company from, any government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

2025 Guidance
($ in millions, except per share amounts)	As of 7/22/2025
Sales	$42,050 — $42,250
Prior: $42,000 — $42,500
Segment operating income[1]	$4,275 — $4,375
Prior: $4,200 — $4,350
MTM-adjusted EPS[1]	$25.00 — $25.40
Prior: $24.95 — $25.35
Free cash flow[1]	$3,050 — $3,350
Prior: $2,850 — $3,250

2025 Segment Guidance
As of 7/22/2025
	Sales ($B)	OM Rate %
Aeronautics Systems	Low $13	Low to Mid 6%

Defense Systems	Low $8	Mid 10%
Prior: Mid to High 9%
Mission Systems	Low to Mid $12	Mid 14%
Prior: ~$12
Space Systems	Mid to High $10	High 10%
Prior: ~$11
Intersegment Eliminations	~($2.1)	High 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:30 a.m. Eastern Time on July 22, 2025. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###

Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2025 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2024, and from time to time in our other filings with the SEC. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges, changes in trade policies and/or other macroeconomic factors, and risks related

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	9

to management’s judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, DoD and other rules and regulations, including changes through executive orders, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, including climate change, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals, parts and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	10

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2025	2024	2025	2024
Sales
Product	$8,258	$8,076	$15,779	$16,178
Service	2,093	2,142	4,040	4,173
Total sales	10,351	10,218	19,819	20,351
Operating costs and expenses
Product	6,526	6,388	12,892	12,799
Service	1,615	1,639	3,137	3,228
General and administrative expenses	1,016	1,101	2,023	2,163
Total operating costs and expenses	9,157	9,128	18,052	18,190
Gain on sale of business	231	—	231	—
Operating income	1,425	1,090	1,998	2,161
Other (expense) income
Interest expense	(173)	(154)	(329)	(300)
Non-operating FAS pension benefit	137	167	267	335
Other, net	38	43	69	81
Earnings before income taxes	1,427	1,146	2,005	2,277
Federal and foreign income tax expense	253	206	350	393
Net earnings	$1,174	$940	$1,655	$1,884

Basic earnings per share	$8.17	$6.37	$11.48	$12.72
Weighted-average common shares outstanding, in millions	143.7	147.5	144.2	148.1
Diluted earnings per share	$8.15	$6.36	$11.45	$12.69
Weighted-average diluted shares outstanding, in millions	144.0	147.7	144.5	148.5

Net earnings (from above)	$1,174	$940	$1,655	$1,884
Other comprehensive income (loss), net of tax
Change in cumulative translation adjustment	7	(1)	9	—
Change in other, net	11	(2)	19	(18)
Other comprehensive income (loss), net of tax	18	(3)	28	(18)
Comprehensive income	$1,192	$937	$1,683	$1,866

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,899	$4,353
Accounts receivable, net	2,196	1,272
Unbilled receivables, net	7,133	5,908
Inventoried costs, net	1,553	1,455
Prepaid expenses and other current assets	1,245	1,286
Total current assets	14,026	14,274
Property, plant and equipment, net of accumulated depreciation of $9,207 for 2025 and $8,733 for 2024	10,537	10,536
Operating lease right-of-use assets	1,783	1,770
Goodwill	17,435	17,512
Intangible assets, net	231	254
Deferred tax assets	1,713	1,599
Pension and other postretirement benefit plan assets	2,393	2,184
Other non-current assets	1,333	1,230
Total assets	$49,451	$49,359

Liabilities
Trade accounts payable	$2,592	$2,599
Accrued employee compensation	1,856	2,271
Advance payments and billings in excess of costs incurred	3,997	4,070
Other current liabilities	5,014	5,188
Total current liabilities	13,459	14,128
Long-term debt, net of current portion of $551 for 2025 and $1,582 for 2024	15,160	14,692
Pension and other postretirement benefit plan liabilities	1,108	1,120
Operating lease liabilities	1,805	1,798
Other non-current liabilities	2,448	2,331
Total liabilities	33,980	34,069

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2025—143,276,021 and 2024—144,952,026	143	145
Paid-in capital	—	—
Retained earnings	15,452	15,297
Accumulated other comprehensive loss	(124)	(152)
Total shareholders’ equity	15,471	15,290
Total liabilities and shareholders’ equity	$49,451	$49,359

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2025	2024
Operating activities
Net earnings	$1,655	$1,884
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	687	625
Stock-based compensation	40	46
Deferred income taxes	(114)	(230)
B-21 loss provision	477	—
Gain on sale of business	(231)	—
Net periodic pension and OPB income	(169)	(226)
Pension and OPB contributions	(62)	(69)
Changes in assets and liabilities:
Accounts receivable, net	(929)	(240)
Unbilled receivables, net	(1,343)	(741)
Inventoried costs, net	(102)	(398)
Prepaid expenses and other assets	21	45
Accounts payable and other liabilities	(492)	(918)
Income taxes payable, net	(145)	925
Other, net	10	16
Net cash (used in) provided by operating activities	(697)	719

Investing activities
Capital expenditures	(487)	(590)
Divestiture of training services business	333	—
Other, net	(37)	—
Net cash used in investing activities	(191)	(590)

Financing activities
Net proceeds from issuance of long-term debt	998	2,495
Payments of long-term debt	(1,500)	—
Net borrowings on commercial paper	566	—
Common stock repurchases	(891)	(1,752)
Cash dividends paid	(634)	(586)
Payments of employee taxes withheld from share-based awards	(38)	(57)
Other, net	(67)	(66)
Net cash (used in) provided by financing activities	(1,566)	34
(Decrease) increase in cash and cash equivalents	(2,454)	163
Cash and cash equivalents, beginning of year	4,353	3,109
Cash and cash equivalents, end of period	$1,899	$3,272

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	June 30, 2025			December 31, 2024	% Change in 2025
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$10,556	$12,988	$23,544	$25,202	(7)%
Defense Systems	8,205	18,824	27,029	26,614	2%
Mission Systems	11,899	5,645	17,544	16,443	7%
Space Systems	6,800	14,820	21,620	23,209	(7)%
Total backlog	$37,460	$52,277	$89,737	$91,468	(2)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2025	2024	2025	2024
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$63	$6	$126	$12
Non-operating FAS pension benefit	137	167	267	335
Total net FAS/CAS pension adjustment	200	173	393	347
Tax effect[1]	(50)	(44)	(99)	(87)
After-tax impact	$150	$129	$294	$260
Weighted-average diluted shares outstanding, in millions	144.0	147.7	144.5	148.5
Per share impact	$1.04	$0.87	$2.03	$1.75

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(21)	$(24)	$(42)	$(49)
Tax effect[1]	5	6	10	12
After-tax impact	$(16)	$(18)	$(32)	$(37)
Weighted-average diluted shares outstanding, in millions	144.0	147.7	144.5	148.5
Per share impact	$(0.11)	$(0.12)	$(0.22)	$(0.25)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	16
SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
RECAST SEGMENT SALES AND OPERATING INCOME
(Unaudited)

	SALES						SEGMENT OPERATING INCOME[1]
	2023	2024					2023	2024
	Total	Three Months Ended				Total	Total	Three Months Ended				Total
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED[2]
Aeronautics Systems	$10,786	$2,969	$2,963				$(473)	$297	$295
Defense Systems	5,862	1,412	1,513				710	177	204
Mission Systems	10,895	2,659	2,773				1,609	378	361
Space Systems	13,946	3,655	3,573				1,212	332	324
Intersegment eliminations	(2,199)	(562)	(604)				(298)	(80)	(83)
Total	$39,290	$10,133	$10,218				$2,760	$1,104	$1,101

REALIGNED, effective July 1, 2024[3]
Aeronautics Systems	$10,786	$2,969	$2,963	$2,878	$3,220	$12,030	$(473)	$297	$295	$298	$292	$1,182
Defense Systems	8,289	1,990	2,153	2,084	2,333	8,560	829	187	231	196	252	866
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(2,553)	(634)	(673)	(659)	(721)	(2,687)	(335)	(88)	(90)	(83)	(95)	(356)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

FURTHER REALIGNED, effective January 1, 2025[4]
Aeronautics Systems	$11,164	$3,044	$3,060	$2,961	$3,331	$12,396	$(416)	$306	$312	$309	$309	$1,236
Defense Systems	7,185	1,737	1,859	1,800	2,003	7,399	684	156	191	160	209	716
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(1,827)	(456)	(476)	(458)	(502)	(1,892)	(247)	(66)	(67)	(58)	(69)	(260)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the periods presented reflect the composition of our reportable segments prior to July 1, 2024 as previously disclosed in the company’s filings with the SEC.

3
“Realigned, effective July 1, 2024” summary operating results for periods prior to July 1, 2024 were recast to reflect the realignment of the Strategic Deterrent Systems (SDS) division from Space Systems to Defense Systems effective July 1, 2024 as described in the company’s Form 8-K filed with the SEC on May 16, 2024. Results for periods subsequent to July 1, 2024 represent “As reported” actuals disclosed in the company’s filings with the SEC.

4
“Further realigned, effective January 1, 2025” summary operating results for the periods presented were recast to reflect the realignment of the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems effective January 1, 2025.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2025 Financial Results	17

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s training services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in understanding our ongoing business and future sales trends by presenting the company’s sales adjusted for the impact of the divestiture.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com